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                      THIRD AMENDMENT TO LOAN AGREEMENT
                      ---------------------------------


    THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of the 22nd day of June, 1999 by and among LaSalle Bank National Association, a national banking association, f/k/a LaSalle National Bank ("Bank"), and each of K-V Pharmaceutical Company, a Delaware corporation ("K-V"), Particle Dynamics, Inc., a New York corporation, and Ethex Corporation, a Missouri corporation (collectively, the "Borrowers").

                                 WITNESSETH:

    WHEREAS, Bank and Borrowers entered into that certain Loan Agreement dated as of June 18, 1997, as amended by that certain First Amendment to Loan Agreement dated as of October 28, 1998 and that certain Second Amendment to Loan Agreement (the "Second Amendment") dated as of March 11, 1999 (collectively, the "Agreement"), and now desire to amend such Agreement pursuant to this Amendment.

    NOW, THEREFORE, for and in consideration of the promises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

    1.   Incorporation of the Agreement.  All capitalized terms which are not
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defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms
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and provisions shall be deemed superseded hereby.  Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

    2.   Amendment of the Agreement.
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         (a) the definitions of the terms "Revolving Credit Maturity Date"
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and "Revolving Note" appearing in Paragraph 1.1 are hereby amended and
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restated as follows:

         "Revolving Credit Maturity Date" means October 15, 2000.
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         "Revolving Note" means that certain Substitute Revolving Note dated
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         as of June 22, 1999 made payable by Borrowers in favor of Bank in the maximum principal amount of Forty Million Dollars ($40,000,000), as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

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         (b) Subsection (iii) of Paragraph 3 of the Second Amendment is
                                 -----------
hereby amended and restated in its entirety as follows:

             (iii) the Borrowers repay at least Ten Million Dollars ($10,000,000) of outstanding principal under the Revolving Credit Commitment on or before July 31, 1999.

         (c) any and all references to "LaSalle National Bank" shall be deemed to refer to "LaSalle Bank National Association".

    3.   Representations, Covenants and Warranties; No Default.  The
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representations, covenants and warranties set forth in Paragraph E of the
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Agreement shall be deemed remade as of the date hereof by each Borrower, except that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

    4.   Fees and Expenses.  The Borrowers agree to pay on demand all costs
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and expenses of or incurred by Bank in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.

    5.   Effectuation. The amendments to the Agreement contemplated by this
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Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

    6.   Counterparts.  This Amendment may be executed in two or more
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counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


                          [SIGNATURE PAGE FOLLOWS]

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    IN WITNESS WHEREOF, the parties hereto have duly executed this Third
Amendment to Loan Agreement as of the date first above written.


LASALLE BANK NATIONAL ASSOCIATION      K-V PHARMACEUTICAL COMPANY

By:  /s/ Michael S. Barnett            By:  /s/ Gerald R. Mitchell
     -----------------------------          -----------------------------
Its:     Vice President                Its:     Vice President, Finance
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                                       PARTICLE DYNAMICS, INC.


                                       By:  /s/ Gerald R. Mitchell
                                            -----------------------------
                                       Its:     Vice President
                                            -----------------------------


                                       ETHEX CORPORATION


                                       By:  /s/ Gerald R. Mitchell
                                            -----------------------------
                                       Its:     Vice President
                                            -----------------------------